Exhibit 3.1

J. C. PENNEY COMPANY, INC.

(A Delaware Corporation)

BYLAWS

As amended to December 7, 2020

J. C. PENNEY COMPANY, INC.

(A Delaware Corporation)

BYLAWS

ARTICLE I

OFFICES

Section 1.    Registered Office. The registered office of J. C. Penney Company, Inc. (hereinafter called the Company) in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent in charge thereof is The Corporation Trust Company.

Section 2.    Other Offices. The Company may also have an office or offices at such other place or places either within or without the State of Delaware as from time to time the Board of Directors may determine or the business of the Company may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.    Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held at such place and time as shall be fixed by the Board of Directors and specified in the notice of the meeting, on the third Tuesday in May in each year, or on such other day as shall be fixed by the Board of Directors and specified in the notice of the meeting. If the election of directors shall not be held on the day designated herein or the day fixed by the Board, as the case may be, for any annual meeting, or on the day of any adjourned session thereof, the Board of Directors shall cause the election to be held at a special meeting as soon thereafter as convenient. At such special meeting, the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

Section 2.    Special Meetings. Any action required or permitted to be taken by the holders of the Common Stock of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. A special meeting of stockholders for any purpose or purposes, unless otherwise prescribed by the laws of the State of Delaware or by the certificate of incorporation, may be called at any time only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors. Special meetings of stockholders may be held at such place, on such date, and at such time as shall be designated by resolution of the Board of Directors.

Section 3.    Notice of Meetings. Except as otherwise required by the laws of the State of Delaware or the certificate of incorporation, notice of each annual or special meeting of stockholders shall be given not less than 10 nor more than 60 days before the day on which the meeting is to be held to each stockholder of record entitled to vote at the meeting by delivering a written notice thereof to him or her personally, or by depositing a copy of the notice in the United States mail, postage prepaid, directed to him or her at his or her address as it appears on the records of the Company, or by transmitting the notice thereof to him or her at such address by telegram, cable, radiogram, telephone facsimile, or other appropriate written communication. Except when expressly required by the laws of the State of Delaware, no publication of any notice of a meeting of stockholders shall be required. Every such notice shall state the place, date, and time of the meeting, and in the case of a special meeting, the purpose or purposes thereof. Notice of any adjourned session of a meeting of stockholders shall not be required to be given if the place, date, and time thereof are announced at the meeting at which the adjournment is taken. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 4.    List of Stockholders. It shall be the duty of the officer who shall have charge of the stock ledger of the Company to prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected, for any purpose germane to the meeting, by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or to vote in person or by proxy at the meeting.

Section 5.    Quorum. At each meeting of stockholders, the holders of a majority of the issued and outstanding shares of stock of the Company entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum at any meeting, or any adjourned session thereof, the stockholders of the Company present in person or represented by proxy and entitled to vote, by majority vote, or in the absence of all the stockholders, any officer entitled to preside or act as secretary at the meeting, may adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 6.    Organization and Conduct of Meeting. At each meeting of stockholders, the Chairman of the Board or in his or her absence a Vice Chairman of the Board or in his or her absence a chairman chosen by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote thereat, shall act as chairman. The Secretary or in his or her absence an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem necessary, appropriate, or convenient. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate, or convenient for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies, or such other persons as the chairman of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants. Unless, and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 7.    Notification of Stockholder Business. At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) in the case of an annual meeting of stockholders, otherwise properly requested to be brought before the meeting by a stockholder of record entitled to vote at the meeting and otherwise a proper subject to be brought before such meeting. For business to be properly requested to be brought before an annual meeting of stockholders, any stockholder who desires to bring any matter (other than the election of directors, which is provided for in Section 15 of Article III of these Bylaws) before such meeting and who is entitled to vote on such matter must give timely written notice of such stockholder’s desire to bring such matter before the meeting, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than 90 days in advance of such meeting. A stockholder’s notice to the Secretary in this regard shall set forth: (1) the name and address of the stockholder proposing such business, (2) a representation that such stockholder is a record owner of stock of the Company entitled to vote at the meeting and intends to appear in person at the meeting to present the described business, (3) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (4) any material interest of the stockholder in such business.

Notwithstanding anything in these Bylaws to the contrary, no business may be conducted at a meeting except in accordance with the procedures set forth in this Article II of these Bylaws. The chairman of a meeting may, if the facts warrant, or if not in accordance with applicable law, determine and declare to the meeting that business proposed to be brought before a meeting was not a proper subject therefor or was not properly brought before the meeting in accordance with the provisions of this Section 7, and if he should so determine, he may so declare to the meeting, and any such business not a proper subject matter or not properly brought before the meeting shall not be transacted.

Section 8.    Voting; Proxies; Ballots. Except as otherwise provided in the laws of the State of Delaware or the certificate of incorporation, at every meeting of stockholders, each stockholder of the Company shall be entitled to one vote at the meeting in person or by proxy for each share of stock having voting rights registered in his or her name on the books of the Company on the date fixed pursuant to Section 3 of Article VII of these Bylaws as the record date for the determination of stockholders entitled to vote at the meeting. Shares of its own stock belonging to the Company shall not be voted directly or indirectly (except for shares of stock held by the Company in a fiduciary capacity). The vote of any stockholder entitled thereto may be cast in person or by his or her proxy appointed by an instrument in writing, or by other means of electronic transmission, to the full extent permitted by the laws of the State of Delaware; provided, however, that no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. At all meetings of stockholders, each question (except as otherwise provided by the certificate of incorporation, these Bylaws or the rules and regulations of any stock exchange applicable to the Company, or pursuant to any regulation applicable to the Company and its securities) shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the 9 subject matter. In any non-contested election of directors, each director shall be elected by the affirmative vote of the majority of the votes cast with respect to that director’s election. Any director nominee who is an incumbent director and is not reelected shall, promptly following the receipt of the final report from the independent inspectors of election, tender his or her resignation, and the Board of Directors (excluding the director who tenders his or her resignation pursuant to this Section 8) shall decide whether to accept or refuse the resignation promptly. Absent a compelling reason as determined by the other directors in the exercise of their business judgment for the director to remain on the Board of Directors, the Board of Directors shall accept the resignation. In a contested election (as defined in Section II. H of the Company’s Corporate Governance Guidelines), directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the stockholder meeting and entitled to vote on the election of directors and shall not be required to tender any such resignation. If the Board of Directors accepts a director’s resignation pursuant to this Section 8, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 13 of Article III of these Bylaws, or may decrease the size of the Board of Directors pursuant to and in accordance with the provisions of Section 3 of Article III of these Bylaws. All elections of directors and all votes on matters set forth in the notice of meeting shall be by written ballot stating the number of shares voted, but except as otherwise provided in the laws of the State of Delaware, the vote on any other matter need not be by ballot unless directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and shall state the number of shares voted.

Section 9.    Inspectors of Election. The Company shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Company, to act at the meeting or any adjournment thereof and to make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.

The inspector or inspectors so appointed or designated shall(i) ascertain the number of shares of stock of the Company outstanding and the voting power of each such share, (ii) determine the shares of stock of the Company represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any 11 determination by the inspectors, and (v) certify their determination of the number of shares of stock of the Company represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Company, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III

BOARD OF DIRECTORS

Section 1.    General Powers. The business, property, and affairs of the Company shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon the Board of Directors by the certificate of incorporation and these Bylaws, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by the laws of the State of Delaware, the certificate of incorporation, or these Bylaws directed or required to be exercised or done by the stockholders.

Section 2.    [Reserved.]

Section 3.    Number and Classification of Directors. Except as otherwise provided for or fixed by or pursuant to the provisions of Article Fourth of the certificate of incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Company which shall constitute the whole Board of Directors shall be such number, not less than one, as from time to time shall be fixed by the Board of Directors. Subject to the provisions of this Section 3 below, until the 2009 annual meeting of stockholders, when the following classification shall cease, the directors, other than those who may be elected pursuant to the aforesaid provisions of said Article Fourth, shall be classified by the Board of Directors, with respect to the duration of the term for which they severally hold office, into three classes as nearly equal in number as possible. Such classes shall originally consist of a first class of four directors who shall be elected at the annual meeting of stockholders held in 1985 for a term expiring at the annual meeting of stockholders to be held in 1986, and election and qualification of their respective successors; a second class of five directors who shall be elected at the annual meeting of stockholders held in 1985 for a term expiring at the annual meeting of stockholders to be held in 1987, and election and qualification of their respective successors; and a third class of five directors who shall be elected at the annual meeting of stockholders held in 1985 for a term expiring at the annual meeting of stockholders to be held in 1988, and election and qualification of their respective successors.

At each annual meeting of stockholders, until the 2007 annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of stockholders held in the third year following the year of election of such directors and election and qualification of their respective successors. Subject to the provisions of this Section 3 below, until the 2009 annual meeting of stockholders, when the classification of the Board of Directors shall cease, the Board of Directors shall increase or decrease the number of directors in one or more classes as may be appropriate whenever it increases or decreases the number of directors pursuant to this Section 3, in order to ensure that the three classes shall be as nearly equal in number as possible. Directors elected at or after the annual meeting of stockholders to be held in 2007 shall hold office until the first annual meeting of stockholders following their election and until his or her successor shall have been duly elected and qualified or until the director’s prior death, resignation or removal.

Section 4.    Quorum and Manner of Acting.

(a)    A majority of the directors at the time in office shall constitute a quorum for the transaction of business at any meeting, which in no case shall be less than one third of the total number of directors. Except as otherwise provided in the laws of the State of Delaware, the certificate of 14 incorporation, or these Bylaws, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the Board of Directors. In the absence of a quorum at any meeting of the Board, the meeting need not be held, or a majority of the directors present thereat or if no director be present, the Secretary, may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting by such means shall constitute presence in person at the meeting.

(b)    (i)    Notwithstanding anything in these Bylaws to the contrary, the amendment of any Stockholder Rights Plan which has the effect of extending the term of the Stockholder Rights Plan or any rights or options provided thereunder shall require the approval of two-thirds of the independent members of the Board of Directors, and any Stockholder Rights Plan adopted after the effective date of this Section 4(b) shall expire if not so amended no later than one year following the later of the date of its adoption and the date of its last such amendment.

(ii)    Paragraph (i) of this Section 4(b) shall not apply to any Stockholder Rights Plan ratified by the stockholders.

(iii)    “Stockholder Rights Plan” refers in this Section 4(b) to any stockholder rights plan, rights agreement or any other form of “poison pill” which is designed to or has the effect of making an acquisition of large holdings of the Company’s shares of stock more difficult or expensive.

(iv)    Nothing in this Bylaw should be construed to permit or validate any decision by the Board of Directors to adopt or amend a Stockholder Rights Plan that would be otherwise prohibited or invalid.

Section 5.    Offices; Places of Meetings. The Board of Directors may hold meetings and have an office or offices at such place or places within or without the State of Delaware as the Board may from time to time determine, and in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof, except where other provision is made in the laws of the State of Delaware, the certificate of incorporation, or these Bylaws.

Section 6.    Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers, and the 16 transaction of other business, at the time of each annual election of directors. Such meeting may be held prior to the stockholders’ meeting, if deemed necessary and appropriate, and if so held, would be held subject to the election of directors at the upcoming stockholders’ meeting; provided, however, that no individual not then a director may act as a director prior to his or her election at the upcoming stockholders’ meeting. Such meeting shall be called and held at the place and time specified in the notice or waiver and held at the place and time specified in the notice or waiver of notice thereof as in the case of a special meeting of the Board of Directors.

Section 7.    Regular Meetings. Regular meetings of the Board of Directors shall be held as the Board of Directors shall determine, at such times and places as shall from time to time be determined by the Board, except that in May, the regular meeting shall be held immediately following the adjournment of the annual meeting of the Board. Notice of regular meetings need not be given.

Section 8.    Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or a Vice Chairman of the Board or by any two of the directors. Notice of each such meeting shall be mailed to each director, addressed to such director at his or her residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to such director at his or her residence or such place of business by telegram, cable, radiogram, telephone facsimile, or other appropriate written communication, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided.

Section 9.    Organization. At each meeting of the Board of Directors, the Chairman of the Board or in his or her absence, a Vice Chairman of the Board or in his or her absence, a director chosen by a majority of the directors present, shall act as chairman. The Secretary or in his or her absence, an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

Section 10.    Order of Business. At all meetings of the Board of Directors, business shall be transacted in the order determined by the Board.

Section 11.    Resignation. Any director may resign at any time by giving written notice of his or her resignation to the Board of Directors or to the Chairman of the Board, a Vice Chairman of the Board, or the Secretary. Such resignation shall take effect at the date of receipt of the notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 12.    Intentionally Omitted.

Section 13.    Vacancies. Any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, increase in the number of directors, or any other cause, shall be filled by a majority vote of the remaining directors, even though less than a quorum, or by the stockholders at a special meeting duly called and held for the purpose or at an annual meeting, and each director so elected shall hold office until the next succeeding annual meeting of stockholders following such director’s election and until such director’s successor shall have been elected and qualified, including in circumstances where such director’s predecessor was elected to a longer term.

Section 14.    Remuneration. Directors and members of any committee may receive such fixed sum per meeting attended, or such annual sum or sums, and such reimbursement for expenses of attendance at meetings, as may be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving proper compensation therefor.

Section 15.    Notification of Nominations. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at 19 a meeting may nominate persons for election as directors only if written notice of such stockholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the Board of Directors, and (e) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Section 16.    Action of the Board of Directors by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

Section 17.    Proxy Access for Director Nominations.

(a)    Subject to the terms and conditions of these Bylaws, in connection with an annual meeting of stockholders at which directors are to be elected, the Company will include in its proxy statement and its form of proxy the name of, and will include in the proxy statement the Additional Information (as defined below) relating to, a number, as determined pursuant to Section 17(b)(i) hereof (the “Authorized Number”), of nominees for election to the Board of Directors for whom notice is provided pursuant to this Section 17 (each such nominee, a “Stockholder Nominee”) if: (i) the Stockholder Nominee satisfies the eligibility requirements in this Section 17; (ii) the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 17 and is received in accordance with Section 17(c) hereof from a stockholder or group of stockholders who or that qualifies as an Eligible Stockholder (as defined below); (iii) the Stockholder 21 Notice expressly states that the Eligible Stockholder elects to have such Stockholder Nominee(s) included in the Company’s proxy materials pursuant to this Section 17; and (iv) the additional requirements in these Bylaws are satisfied.

(b)    (i)    The maximum number of Stockholder Nominees to be included in the Company’s proxy materials with respect to an annual meeting of stockholders (the “Authorized Number”) shall not exceed the greater of (x) two or (y) twenty percent of the number of Directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 17 with respect to such annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent; provided that in the event that one or more vacancies on the Board of Directors occurs for any reason after the date of the Stockholder Notice but prior to such annual meeting and the size of the Board of Directors is reduced in connection therewith, the Authorized Number shall be calculated based on the number of Directors in office taking into account such reduction; and provided, further, that the Authorized Number shall also be reduced by (A) any Stockholder Nominee for whom notice was provided pursuant to this Section 17 by an Eligible Stockholder, who is not at the time a Director and who the Board of Directors determines to include in the Company’s proxy materials with respect to such annual meeting as an unopposed (by the Company) nominee, (B) the number of Director nominees who previously were elected to the Board of Directors as Stockholder Nominees at any of the preceding two annual meetings of stockholders and who are re-nominated for election at an annual meeting of stockholders by the Board of Directors and (C) any Stockholder Nominee nominated by an Eligible Stockholder pursuant to this Section 17 whose nomination is subsequently withdrawn.

(ii)    To qualify as an “Eligible Stockholder,” a stockholder, or a group consisting of no more than twenty stockholders, must own and have owned (as defined below in Section 17(b)(iii)) continuously for at least three years as of the date of the Stockholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization) that (in the case of a group, in the aggregate) represents at least three percent of the shares of the Company entitled to vote in the election of directors outstanding as of the date of the Stockholder Notice (the “Required Shares”), and must thereafter continue to own the Required Shares through such annual meeting of stockholders; provided that in the case of a group of stockholders (A) any and all requirements and obligations for an Eligible Stockholder set forth in this Section 17 must be satisfied by and as to each such stockholder (except that shares that a stockholder has owned continuously for at least three years may be aggregated as specified above in this Section 17(b)(ii)), (B) a breach of any requirement or obligation set forth in this Section 17, or a breach of any agreement, representation or warranty provided or required pursuant to this Section 17, by any member of such group 23 shall be deemed a breach by the Eligible Stockholder and (C) a group of any two or more funds that are (I) under common management and investment control, (II) under common management and funded primarily by a single employer or (III) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder if such funds shall provide together with the Stockholder Notice documentation reasonably satisfactory to the Company that demonstrates that the funds meet the criteria set forth in clauses (I), (II) or (III) in this Section 17(b)(ii). No stockholder, alone or together with any of its affiliates, may be a member of more than one group of stockholders constituting an Eligible Stockholder under this Section 17, and no shares may be treated as owned by more than one stockholder.

(iii)    For purposes of this Section 17, a stockholder shall be deemed to “own” only those outstanding shares of the Company as to which such person possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (I) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (II) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, (III) sold short by such person or any of its affiliates or (IV) subject to any option, warrant, forward contract, swap, contract of sale or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Company, in any such case which instrument or agreement has, or is intended to have or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder. A stockholder’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the stockholder has the power to recall such loaned shares on not more than five business days’ notice and recalls such loaned shares back to its own possession 25 not more than five business days after being notified that its Stockholder Nominee will be included in the Company’s proxy materials for the relevant annual meeting of stockholders and holds the recalled shares through such annual meeting. For purposes of this Section 17, the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings, and the term “affiliate” or “affiliates” shall have the meanings ascribed under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(iv)    For purposes of this Section 17, the “Additional Information” that the Company will include in its proxy statement is: (A) the information set forth in the Schedule 14N provided with the Stockholder Notice concerning the Stockholder Nominee(s) and the Eligible Stockholder that is required to be disclosed in the Company’s proxy statement by the regulations relating thereto promulgated under the Exchange Act; and (B) if the Eligible Stockholder so elects, a single written statement of the Eligible Stockholder (or, in the case of a group, a single written statement of the group), not to exceed five hundred words, in support of the Stockholder Nominee(s), which must be provided at the same time as the Stockholder Notice for inclusion in the Company’s proxy statement (the “Statement”). Notwithstanding anything to the contrary contained in this Section 17, the Company may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary to make the statements made, in light of the circumstances under which they are made, not misleading), or would violate any applicable law or regulation. Nothing in this Section 17 shall limit the Company’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(c)    (i)    The Stockholder Notice must set forth: (A) with respect to the Eligible Stockholder and each stockholder that is a member of a group of stockholders constituting the Eligible Stockholder, if any, the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 15 of Article III of these Bylaws; (B) a statement by the Eligible Stockholder (or in the case of a group, each stockholder whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the Securities and Exchange Commission, setting forth and certifying as to the number of shares of the Company it owns and has owned (as defined in Section 17(b)(iii)) continuously for at least three years as of the date of the Stockholder Notice, and agreeing to continue to own such shares through the annual meeting; (C) a copy of the Schedule 14N that has been or concurrently is filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act; (D) the written agreement of the Eligible Stockholder (or in the case of 27 a group, the written agreement of each stockholder whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Company (I) to provide the Company in writing within five business days after the record date for the annual meeting written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (II) that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 17) (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Company, and does not presently have any such intent, (2) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 17, (3) has not engaged and will not engage in, and has not been and will not be a “participant” (as defined in Item 4 of Schedule 14A under the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors, (4) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Company, (5) will comply with all laws and regulations applicable to its nomination and any solicitation in connection with the annual meeting and (6) will file all materials described below in Section 17(c)(v) with the Securities and Exchange Commission, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such materials under Regulation 14A of the Exchange Act; (III) to provide immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the applicable annual meeting of stockholders; (IV) to assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Company or out of the information that the Eligible Stockholder provided to the Company; (V) to indemnify and hold harmless the Company and its affiliates and each of its and their directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or its affiliates or any of its or their directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee pursuant to this Section 17; and (VI) to promptly provide to the Company (but in any event within five business days after such request) such additional information as is necessary or reasonably requested by the Company; and (E) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including, but not limited to, withdrawal of the nomination.

(ii)    To be timely under this Section 17, the Stockholder Notice must be received by the Secretary at the Company’s principal executive office not later than the close of business on the 120th calendar day and not earlier than the close of business on the 150th calendar day prior to the first anniversary of the date (as stated in the Company’s proxy materials) the Company’s definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders, or if the date of the annual meeting of stockholders is more than 30 days before or after the anniversary date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Stockholder Notice must be so received not earlier than the close of business on the 150th calendar day prior to such annual meeting and not later than the close of business on the later of the 120th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of the annual meeting was first made. In no event shall an adjournment or recess of an annual meeting of stockholders, or postponement of an annual meeting for which notice has been given, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.

(iii)    Within the time period for delivery of the Stockholder Notice prescribed in Section 17(c)(ii), the Eligible Stockholder shall deliver: (A) a written representation and agreement signed by each Stockholder Nominee nominated by such Eligible Stockholder representing and agreeing that such Stockholder Nominee (I) consents to being named in the Company’s proxy statement and form of proxy as a nominee and to serving as a Director if elected, (II) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question that has not been disclosed to the Company, (III) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director other than any such agreement, arrangement or understanding that is disclosed to the Company in such representation and (IV) if elected as a Director, will comply with all of the Company’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Company policies and guidelines applicable to Directors; and (B) a completed and signed questionnaire from each Stockholder Nominee nominated by such Eligible Stockholder regarding the matters required in the questionnaires required of the Company’s Directors (which questionnaire shall be provided to the Stockholder Nominee upon 31 request). At the request of the Company, a Stockholder Nominee must promptly, but in any event within five business days of such request, provide to the Company such other information as it may reasonably request, including, but not limited to, additional information to permit the Board of Directors to determine whether such Stockholder Nominee satisfies the eligibility requirements of Section 17(d)(i)(C) hereof.

(iv)    An Eligible Stockholder must (A) within five business days after the date of the Stockholder Notice, deliver to the Company one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder owns as of the date of the Stockholder Notice and has owned continuously for the preceding three years, and (B) as to any group of stockholders whose shares are aggregated for purposes of constituting an Eligible Stockholder, within five business days after the date of the Stockholder Notice, provide documentation reasonably satisfactory to the Company demonstrating that the number of stockholders within such group does not exceed twenty.

(v)    The Eligible Stockholder shall file with the Securities and Exchange Commission any solicitation or other communication relating to the Company’s annual meeting of stockholders, one or more of the Company’s Directors then in office, or any Stockholder Nominee, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(vi)    In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominee to the Company or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including, but not limited to, omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these Bylaws) available to the Company relating to any such defect.

(d)    (i)    Notwithstanding anything to the contrary contained in this Section 17, the Company may omit from its proxy statement and proxy card any Stockholder Nominee, and such nomination may be disregarded and no vote on such Stockholder Nominee would occur, notwithstanding that proxies in respect of such vote may have been received by the Company, if (A) the Company receives 33 notice (whether or not subsequently withdrawn) that a stockholder intends to nominate a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for Director set forth in Section 15 of Article III of these Bylaws, (B) the Eligible Stockholder or the Stockholder Nominee breaches any of its respective agreements, representations or warranties set forth in the Stockholder Notice (or otherwise provided or required pursuant to this Section 17), any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Section 17) was not, when provided, true, correct and complete, or the requirements of this Section 17 otherwise have not been satisfied, (C) the Stockholder Nominee (I) is not independent under the listing standards of the principal U.S. exchange upon which the shares of the Company are listed, applicable Securities and Exchange Commission rules, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Company’s Directors, (II) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which the shares of the Company are listed, as a “non-employee director” under Rule 16b-3 of the Exchange Act or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision), (III) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (IV) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years or (V) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (D) the election of the Stockholder Nominee to the Board of Directors would cause the Company to be in violation of the certificate of incorporation, these Bylaws, any applicable law, rule or regulation or the listing standards of the principal U.S. exchange upon which the shares of the Company are listed.

(ii)    An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Company’s proxy materials pursuant to this Section 17 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Company’s proxy statement and include such specified rank in its Stockholder Notice submitted to the Company. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 17 exceeds the Authorized Number, the Company shall determine which Stockholder Nominees shall be included in the Company’s proxy materials in accordance with the following provisions: the highest ranking Stockholder Nominee of each Eligible Stockholder will be selected for inclusion in the Company’s proxy materials until the Authorized Number is reached, going in order of the amount (largest to smallest) of shares of the Company each Eligible Stockholder disclosed as owned in its 35 respective Stockholder Notice submitted to the Company. If the Authorized Number is not reached after each Eligible Stockholder has had one Stockholder Nominee selected, this selection process will continue as many times as necessary, following the same order each time, until the Authorized Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 17 thereafter is not included in the Company’s proxy materials, or is not presented for election as a Director for any reason (including, but not limited to, the Stockholder Nominee’s or the Eligible Stockholder’s failure to comply with this Section 17 or withdrawal of the Stockholder Nominee or nomination), no other nominee or nominees shall be included in the Company’s proxy materials or otherwise submitted for election as a Director pursuant to this Section 17 in substitution for such Stockholder Nominee.

(iii)    Any Stockholder Nominee who is included in the Company’s proxy materials for a particular annual meeting of stockholders but either (A) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including, but not limited to, failure to comply with any provision of these Bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice), or (B) does not receive a number of votes cast in favor of the Stockholder Nominee’s election equal to twenty-five percent or more of the shares present in person or represented by proxy and entitled to vote in the election of Directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 17 for the next two annual meetings of stockholders.

(iv)    Except as otherwise provided by law, and notwithstanding any other provision of these Bylaws, each of the Chairman of the Board, the Board of Directors (including any authorized committee of the Board of Directors), or the chairman of the meeting shall have the power and authority to interpret this Section 17 and to make any and all determinations necessary or advisable to apply this Section 17 to any persons, facts or circumstances, in each case acting in good faith. For purposes of applying the requirements of this Section 17 (including, but not limited to, Section 17(b)(ii)), the number of Required Shares required to be owned by any person or persons during any time period shall be adjusted, in the manner determined by the Board of Directors (including any authorized committee thereof) or by the Secretary, to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of shares of the Company. This Section 17 shall be the exclusive method for stockholders to include nominees for Director election in the Company’s proxy materials.

ARTICLE IV

COMMITTEES

Section 1.    Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate directors of the Company, in such number as the Board shall see fit, but not less than two, as an Executive Committee which shall have and may exercise, during intervals between meetings of the Board, the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but the Executive Committee shall not have the power or authority in reference to filling vacancies in its membership, amending the certificate of incorporation (except that the Executive Committee (or any committee designated pursuant to Section 6 of this Article IV) may, to the full extent permitted by the laws of the State of Delaware, make determinations with respect to the issuance of stock of the Company), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all the Company’s property and assets, recommending to the stockholders a dissolution of the Company or a revocation of a dissolution, amending these Bylaws, or declaring a dividend. The Executive Committee (or any committee designated pursuant to Section 6 of this Article IV) shall have the power or authority to authorize the issuance of stock of the Company. The Board of Directors shall designate one of the members of the Executive Committee to be the Chairman of the Committee. Each member of the Executive Committee shall continue to act as such only so long as he or she shall be a director of the Company and only during the pleasure of a majority of the whole Board of Directors.

Section 2.    Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, shall be held on such days and at such places, within or without the State of Delaware, as shall be fixed by resolution adopted by a majority of, and communicated to all, the members of the Executive Committee. Special meetings of the Committee may be called at the request of any member. Notice of each special meeting of the Committee shall be mailed to each member thereof, addressed to such member at his or her residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to such member at his or her residence or such place of business by telegram, cable, radiogram, telephone facsimile, or other appropriate written communication, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Subject to the provisions of this Article IV, the Executive Committee, by resolution of a majority of all its members, shall fix its own rules of procedure. The Executive Committee shall keep a record of its proceedings and report them to the Board of Directors at the next regular meeting thereof after such proceedings shall have been taken.

Section 3.    Quorum and Manner of Acting. Not less than a majority of the members of the Executive Committee then in office shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Executive Committee. The directors comprising the Committee shall act only as a committee, and such directors, individually, shall have no power as such. Members of the Executive Committee, or any committee designated by the Board of Directors, may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting by such means shall constitute presence in person at the meeting.

Section 4.    Vacancies. The Board of Directors, by vote of a majority of the whole Board, shall have power to fill any vacancy in the Executive Committee due to death, resignation, removal, disqualification, or any other cause.

Section 5.    Resignation. Any director may resign from the Executive Committee at any time by giving written notice of his or her resignation to the Board of Directors or to the Chairman of the Board, the Chairman of the Executive Committee, a Vice Chairman of the Board, or the Secretary. Such resignation shall take effect at the date of receipt of the notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.    Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more other committees, each such committee to consist of one or more directors of the Company, which shall have and may exercise such powers and authority (subject to the limitations specified in Section 1 of this Article IV) as the Board of Directors may determine and specify in such resolution or resolutions, such committee or committees to have such name or names as may be determined from time to time by the Board of Directors. A majority of all the members of any such committee may fix its rules of procedure, determine its actions, and fix the time and place (whether within or without the State of Delaware) of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have the power, either with or without cause, at any time, to change the members of any such committee, to fill vacancies, and to discharge any such committee.

ARTICLE V

OFFICERS

Section 1.    Principal Officers. The principal officers of the Company shall be the officers which the Board shall elect in accordance with these Bylaws. The principal officers of the Company shall exercise such powers and perform such duties as may be provided by these Bylaws or determined from time to time by the Board. In addition, there may be such other officers, agents, and employees of the Company as may be appointed in accordance with Section 3 of this Article V. Any two or more offices may be held by the same person.

Section 2.    Election and Term of Office. The officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article V, shall be elected annually by the Board of Directors. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article V, shall hold office until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, removal, or disqualification.

Section 3.    Appointed Officers. In addition to the principal officers enumerated in Section 1 of this Article V, the Company may have such other officers, agents, and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors, the Chairman of the Board, or a Vice Chairman of the Board may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint or remove any such other officers, agents, or employees.

Section 4.    Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose or except in case of any officer elected by the Board of Directors, by any officer upon whom the power of removal may be conferred by the Board of Directors.

Section 5.    Resignation. Any officer may resign at any time by giving written notice of his or her resignation to the Board of Directors or to the Chairman of the Board, a Vice Chairman of the Board, or the Secretary. Such resignation shall take effect at the date of receipt of the notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.    Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for regular election or appointment to such office.

Section 7.    Chairman of the Board. The Chairman of the Board may be the chief executive officer of the Company. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders at which he or she is present. The Chairman of the Board shall have the general supervision of the affairs of the Company, and perform all such duties as are incident to the office or as are properly required of him or her by the Board of Directors. The Chairman of the Board shall have authority to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company, when authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws to some other officer, agent, or employee of the Company.

Section 8.    Vice Chairmen of the Board. The Board of Directors may establish the office of Vice Chairman of the Board. In the absence or disability of the Chairman of the Board, a Vice Chairman of the Board shall perform the duties and exercise the powers of the Chairman of the Board. A Vice Chairman of the Board shall have authority to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company, when authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws to some other officer, agent, or employee of the Company. In addition, a Vice Chairman of the Board shall have such further powers and perform such further duties as may, from time to time, be assigned to him or her by the Board of Directors or the Chairman of the Board or as may be prescribed by these Bylaws.

Section 9.    Presidents. The Board of Directors may establish the office of President of a division, region, or other unit, function, or activity of the Company. A President shall have such powers and perform such duties as may, from time to time, be assigned to him or her by the Board of Directors, the Chairman of the Board, or a Vice Chairman of the Board.

Section 10.    Vice Presidents. The Board of Directors may establish several classifications of Vice Presidents, such as Executive Vice Presidents, Senior Vice Presidents, Regional Vice Presidents, and Divisional Vice Presidents. Each Vice President shall have such powers and perform such duties as shall, from time to time, be assigned to him or her by the Board of Directors, the Chairman of the Board, or a Vice Chairman of the Board.

Section 11.    The Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Company, and shall deposit or cause to be deposited all such funds in the name of the Company in such banks, trust companies, and other depositories as shall be selected in accordance with the provisions of these Bylaws; shall render to the Board of Directors, whenever the Board may require him or her so to do, a report of all his or her transactions as Treasurer; and in general, shall perform all duties as may, from time to time, be assigned to him or her by the Board of Directors, the Chairman of the Board, or a Vice Chairman of the Board.

Section 12.    The Secretary. The Secretary shall record or cause to be recorded in books kept for the purpose the proceedings of the meetings of the stockholders, the Board of Directors, and all committees, if any; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the seal of the Company; and in 45 general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the Chairman of the Board, or a Vice Chairman of the Board.

Section 13.    The Controller. The Controller shall have charge of the books and records of account of the Company; shall keep or cause to be kept, and shall be responsible for the keeping of, correct and adequate records of the assets, liabilities, business, and transactions of the Company; shall at all reasonable times exhibit his or her books and records of account to any director of the Company upon application at the office of the Company where such books and records are kept; shall be responsible for the preparation and filing of all reports and returns relating to or based upon the books and records of the Company kept by him or her or under his or her direction; and in general, shall perform all duties incident to the office of Controller and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the Chairman of the Board, or a Vice Chairman of the Board.

ARTICLE VI

CONTRACTS, LOANS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 1.    Execution of Contracts. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers or other person or persons to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company, and such authority may be general or confined to specific instances, and unless so authorized by the Board of Directors or by the provisions of these Bylaws, no officer or other person shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable peculiarly for any purpose or to any amount.

Section 2.    Loans. No loan shall be contracted on behalf of the Company, and no negotiable papers shall be issued in its name, except by such officer or officers or other person or persons as may be designated by the Board of Directors from time to time. If and to the extent authorized by the Board of Directors, the power to contract loans or issue negotiable papers may be delegated by any such officer or officers or other person or persons.

Section 3.    Checks, Drafts, etc. All checks, drafts, bills of exchange, and other orders for the payment of money, letters of credit, acceptances, obligations, notes, and other evidences of indebtedness, bills of lading, warehouse receipts, and insurance certificates of the Company shall be signed or endorsed by such officer or officers or other person or persons as may be designated by the Board of Directors from time to time. If and to the extent authorized by the Board of Directors, the power to sign or endorse any such instrument may be delegated by any such officer or officers or other person or persons.

Section 4.    Bank Accounts. The Board of Directors may from time to time authorize the opening and maintenance of general and special bank and custodial accounts with such banks, trust companies, and other depositories as it may select. Rules, regulations, and agreements applicable to such accounts may be made, and changed from time to time, by the Board of Directors, including, but without limitation, rules, regulations, and agreements with respect to the use of facsimile and printed signatures. Any of such powers of the Board of Directors with respect to bank and custodial accounts may be delegated by the Board of Directors to any officer or officers or other person or persons as may be designated by the Board of Directors, and if and to the extent authorized by the Board of Directors, any such power may be further delegated by any such officer or officers or other person or persons.

ARTICLE VII

BOOKS AND RECORDS

Section 1.    Location. The books and records of the Company may be kept at such place or places within or without the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The stock record books shall be kept by such officer or agent as shall be designated by the Board of Directors.

Section 2.    Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at his or her address as it appears on the records of the Company.

Section 3.    Fixing Date for Determination of Stockholders of Record. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VIII

SHARES OF STOCK AND THEIR TRANSFER

Section 1.    Certificates of Stock. The shares of the Company may be represented by certificates or may be uncertificated, as provided under the Delaware General Corporation Law. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Company by, the Chairman of the Board, a Vice Chairman of the Board, a President, or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may, nevertheless, be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 2.    Record, etc. A record shall be kept of the name of the person, firm, or corporation owning the stock represented by each certificate of stock of the Company issued, the number of shares represented by each such certificate, and the date thereof, and in the case of cancellation, the date of cancellation. The person in whose name shares of stock stand on the books of the Company shall be deemed the owner of record thereof for all purposes as regards the Company.

Section 3.    Transfer of Stock. Transfers of shares of the stock of the Company shall be made only on the books of the Company by the owner of record thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with such officer or agent as shall be designated by the Board of Directors or with the transfer agent of the Company, and if certificated, on the surrender of the certificate or certificates for such share properly endorsed and the payment of all taxes thereon, or if uncertificated, in accordance with applicable law.

ARTICLE IX

DIVIDENDS AND RESERVES

The Board of Directors may, from time to time, determine whether any, and if any, what part, of the net profits of the Company or of its surplus, available therefor pursuant to law and to the certificate of incorporation, shall be declared as dividends on the stock of the Company. The Board of Directors may, in its discretion, set apart out of any of such net profits or surplus a reserve or reserves for any proper purpose and may abolish any such reserve.

ARTICLE X

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS

The Company may indemnify, in accordance with and to the full extent permitted by the laws of the State of Delaware as in effect at the time of the adoption of this Article X or as such laws may be amended from time to time, and shall so indemnify to the full extent required by such laws, any person (and the heirs and legal representatives of such person) made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of the Company or any constituent corporation absorbed in a consolidation or merger, or serves or served as such with another corporation, partnership, joint venture, trust, or other enterprise at the request of the Company or any such constituent corporation. Notwithstanding any other provision of this Article X or the laws of the State of 51 Delaware to the contrary, no such person shall be entitled to indemnification or the advancement of expenses pursuant to this Article X with respect to any action, suit, or proceeding, or part thereof, brought or made by such person against the Company, unless such indemnification or advancement of expenses (i) is due to such person pursuant to the specific provisions of any agreement in writing between such person and the Company approved by the Company’s Board of Directors or (ii) has been approved in writing in advance of the commencement of such action, suit, or proceeding, or part thereof, by or at the direction of the Company’s Board of Directors. Any indemnification or advancement of expenses pursuant to this Article X shall only be made in the specific case by a separate determination made (i) by a majority vote of the directors who are not parties to such action, suit, or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the Company’s stockholders, as to entitlement to advancement of expenses and/or indemnification, as the case may be.

ARTICLE XI

RATIFICATION

Any transaction, questioned in any stockholders’ derivative suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer, or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified, before or after judgment, by the Board of Directors or by the stockholders in case less than a quorum of directors are qualified, and if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Company and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE XII

SEAL

The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Company and the words and figures “Corporate Seal 1924 Delaware”.

ARTICLE XIII

FISCAL YEAR

The fiscal year of the Company shall end at the close of business on the Saturday closest to January 31 and shall, in each case, begin at the opening of business on the day next succeeding the last day of the preceding fiscal year.

ARTICLE XIV

WAIVER OF NOTICE

Whenever notice is required to be given under any provision of these Bylaws, the certificate of incorporation, or the laws of the State of Delaware, a written waiver thereof, whether in the form of a writing signed by, or a telegram, cable, radiogram, telephone 53 facsimile, or other appropriate written communication from, the person entitled to notice and whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of the meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or directors or a committee of directors need be specified in any written waiver of notice.

ARTICLE XV

EMERGENCY BYLAWS

Section 1.    General. Notwithstanding any other provisions of the certificate of incorporation and these Bylaws, the emergency bylaws (hereinafter called Emergency Bylaws) provided in this Article XV shall be operative during any emergency resulting from an attack on the United States or on any locality in which the Company conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition (any such condition being hereinafter called an Emergency), as a result of which a quorum of the Board of Directors or the Executive Committee cannot readily be convened for action. To the extent not inconsistent with these Emergency Bylaws, the Bylaws of the Company shall remain in effect during any Emergency. Upon termination of the Emergency, these Emergency Bylaws shall cease to be operative unless and until another Emergency shall occur.

Section 2.    Meetings and Notice of Meetings. During any Emergency any meeting of the Board of Directors or of the Executive Committee may be called by any director or officer of the Company. Notice of the meeting shall be given by the person calling the meeting, shall state the time and place of the meeting, and shall be required to be given only to such of the directors or members of the Executive Committee, as the case may be, and the persons referred to in Section 3 of this Article XV as it may be feasible to reach at the time and by any means as may then be feasible at the time.

Section 3.    Quorum, Emergency Directors, and Manner of Acting. The directors and members of the Executive Committee, as the case may be, in attendance at a meeting pursuant to Section 2 of this Article XV, which in no case shall be less than two, shall constitute a quorum of the Board of Directors or the Executive Committee, as the case may be, and they may take any action at the meeting, by majority vote, as they shall, in their sole discretion, deem to be in the best interests of the Company. Notwithstanding the foregoing, if the number of directors or members of the Executive Committee, as the case may be, available to constitute a quorum at any such meeting, shall be less than two, additional directors, or additional members of the Executive Committee, as the case may be, in whatever number shall be necessary to constitute a Board or Executive Committee, as the 55 case may be, of at least two members, shall be deemed selected automatically from the officers or other persons designated on a list approved by the Board of Directors before the Emergency, all in such order of priority and subject to such conditions and for such period or periods as may be provided in the resolution approving the list. The Board of Directors or Executive Committee, as the case may be, as so constituted shall continue until the termination of the Emergency. The Board of Directors, either before or during any Emergency, may provide, and from time to time modify, lines of succession in the event that during such Emergency any or all officers of the Company shall for any reason be rendered incapable of discharging their duties. Any additional director or additional member of the Executive Committee, as the case may be, may be removed, either with or without cause, by a majority vote of the remaining directors or members of the Executive Committee, as the case may be, then in office.

Section 4.    Offices; Places of Meeting. The Board of Directors, either before or during any Emergency, may, effective during the Emergency, change the head office of the Company or designate several alternative head offices or regional offices of the Company or authorize the officers to do so.

Section 5.    Liability during an Emergency. No officer, director, or employee shall be personally liable for acting in accordance with these Emergency Bylaws, except for willful misconduct.

ARTICLE XVI

AMENDMENTS

Subject to the provisions of the certificate of incorporation, all Bylaws of the Company shall be subject to alteration, amendment, or repeal, in whole or in part, and new bylaws not inconsistent with the laws of the State of Delaware or any provision of the certificate of incorporation may be made, either by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of the Board, or by the affirmative vote of the holders of record of a majority of the issued and outstanding stock of the Company entitled to vote in respect thereof, given at an annual meeting or at any special meeting at which a quorum shall be present, provided that in each case notice of the proposed alteration, amendment, or repeal or the proposed new bylaws be included in the notice of the meeting of the Board or the stockholders, or the form of consent thereof, as the case may be.

ARTICLE XVII

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim 57 arising pursuant to the Delaware General Corporation Law or the Company’s certificate of incorporation or Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. Failure to enforce the foregoing provisions would cause the Company irreparable harm and the Company shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Article.

INDEX

	Article	Pages
Amendments	XVI	56

Board of Directors	III	11-36

Books and Records	VII	47-48

Committees	IV	37-40

Contracts, Loans, Checks, Drafts, Bank Accounts, etc.	VI	45-47

Dividends and Reserves	IX	50

Emergency Bylaws	XV	53-55

Fiscal Year	XIII	52

Forum for Adjudication of Certain Disputes	XVII	56-57

Indemnification of Directors, Officers, Employees, and Agents	X	50-51

Meetings of Stockholders	II	2-11

Officers	V	40-45

Offices	I	1

Ratification	XI	51-52

Seal	XII	52

Shares of Stock and Their Transfer	VIII	48-49

Waiver of Notice	XIV	52-53